UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2005

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

413 Pine Street

Suite 500

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2005, the Compensation Committee of the Board of Directors of Marchex, Inc. amended the Marchex 2004 Employee Stock Purchase Plan (the “ESPP”) to provide that effective January 1, 2006 the purchase price of shares of Class B common stock available under the ESPP shall be equal to 95% of the closing price of the shares of Class B common stock on the last business day of each purchase period. The amendment was adopted in response to Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment. Prior to the amendment, the purchase price of shares of Class B common stock available under the ESPP was equal to 85% of the closing price of the Class B common stock on (i) the first business day of such relevant purchase period, or (ii) the last business day of such relevant purchase period, whichever closing price shall be less. A copy of the ESPP as amended is attached to this current report on Form 8-K as Exhibit 10.15 and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the ESPP as amended is not intended to be complete, and is qualified in its entirety by the complete text of the ESPP as amended.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.15	Marchex, Inc. 2004 Employee Stock Purchase Plan, as amended on December 8, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MARCHEX, INC.

Date: December 9, 2005

/s/ Michael A. Arends
	Name:	Michael A. Arends
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description

10.15	Marchex, Inc. 2004 Employee Stock Purchase Plan, as amended on December 8, 2005

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